EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Erie Family Life Insurance Company of our report dated February 14, 2005, included in the 2004 Annual Report to Shareholders on Form 10-K of Erie Family Life Insurance Company.

/s/ Ernst & Young LLP

February 14, 2005
Cleveland, Ohio

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